Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

P10, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1—Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(3) (4)	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee

Newly Registered Securities

Fees to be Paid	Equity	Class A Common Stock, par value $0.001 per share	457(c)	18,442,830 (2)	$8.105	$149,479,137.15	$0.00014760	$22,063.12

	Total Offering Amounts							$22,063.12

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$22,063.12

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the shares of Class A Common Stock, par value $0.001 per share (the “Class A Common Stock”) of P10, Inc., a Delaware corporation (the “Registrant”) being registered under the Registration Statement include such indeterminate number of additional shares of Class A Common Stock as may be issuable as a result of stock splits, stock dividends or similar transactions with respect to the shares of Class A Common Stock being registered under the Registration Statement. Additionally, pursuant to Rule 416(b) under the Securities Act, if prior to the completion of the distribution of the shares of Class A Common Stock registered under the Registration Statement all shares of Class A Common Stock are combined by a reverse stock split into a lesser number of shares of Class A Common Stock, the number of undistributed shares of Class A Common Stock covered by the Registration Statement shall be proportionately reduced.

(2) Includes up to 174,062 shares of Class A Common Stock and up to 18,268,768 shares of Class A Common Stock issuable upon conversion of shares of Class B Common Stock, par value $0.001 per share, of the Registrant (“Class B Common Stock”), in each case, held directly or indirectly by certain Selling Stockholders.

(3) Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is $8.105, which is the average of the high and low prices of the shares of the Class A common stock on May 28, 2024 on the New York Stock Exchange.

(4) The proposed maximum offering price per share of Class A common stock will be determined from time to time in connection with, and at the time of, the sale by the holder of such Class A common stock registered hereunder

Table 2—Fee Offset Claims and Sources

N/A

Table 3—Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered(1)		Maximum Aggregate Offering Price of Securities Previously Registered		Form Type	File Number	Initial Effective Date
Equity	Class A Common Stock, par value $0.001 per share	22,100,000	(2)	$227,740,500	(3)	S-3	333-268275	January 9, 2023
Equity	Class A Common Stock, par value $0.001 per share	15,877,177	(4)	$146,308,186.06	(5)	S-3	333-275667	November 30, 2023

(1) Represents the shares of Class A Common Stock, par value $0.001 per share (the “Class A Common Stock”) of P10, Inc., a Delaware corporation (the “Registrant”) that will be offered for sale by the selling stockholders (the “Selling Stockholders”) named in the prospectus that forms a part of the Registrant’s Registration Statement on Form S-1 to which this exhibit relates (the “Registration Statement”). The Registration Statement also constitutes a post-effective amendment to the following two registrations statements (collectively, the “Initial Registration Statements”): (i) the Registration Statement on Form S-3 (No. 333-268275) filed by the Registrant with the Securities and Exchange Commission (the “SEC”) on November 9, 2022 and declared effective on January 9, 2023 (the “2022 Registration Statement”); and (ii) the Registration Statement on Form S-3 (No. 333-275667) filed by the Registrant with the SEC on November 20, 2023 and declared effective on November 30, 2023 (the “2023 Registration Statement”). The Registrant is filing this Registration Statement to (i) deregister and remove from registration the primary securities from the 2022 Registration Statement and 6,366,477 shares of Class A Common Stock previously registered under the 2023 Registration Statement and not sold by the Selling Stockholders, (ii) combine the prospectuses included in each of the Initial Registration Statements pursuant to Rule 429 under the Securities Act with the prospectus included in the Registration Statement, and (iii) convert each of the Initial Registration Statements into a Registration Statement on Form S-1. The post-effective amendment to the Initial Registration Statements shall hereafter become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act.

Pursuant to Rule 416(a) under the Securities Act, the shares of Class A Common Stock being registered under the Registration Statement include such indeterminate number of additional shares of Class A Common Stock as may be issuable as a result of stock splits, stock dividends or similar transactions with respect to the shares of Class A Common Stock being registered under the Registration Statement. Additionally, pursuant to Rule 416(b) under the Securities Act, if prior to the completion of the distribution of the shares of Class A Common Stock registered under the Registration Statement all shares of Class A Common Stock are combined by a reverse stock split into a lesser number of shares of Class A Common Stock, the number of undistributed shares of Class A Common Stock covered by the Registration Statement shall be proportionately reduced.

(2) Includes up to 22,100,000 shares of Class A Common Stock issuable upon conversion of shares of Class B Common Stock held directly or indirectly by certain Selling Stockholders. All of such shares of Class A Common Stock were registered under the 2022 Registration Statement. Accordingly, all registration fees with respect to such shares of Class A Common Stock have been previously paid in connection with the original filing of the 2022 Registration Statement.

(3) Estimated in connection with the original filing of the 2022 Registration Statement solely for the purpose of calculating the amount of registration fee pursuant to Rule 457(c) under the Securities Act. The proposed maximum aggregate offering price of $10.305 is based upon the average of the high and low prices of the shares of Class A Common Stock on The New York Stock Exchange on December 9, 2022.

(4) Includes up to 15,877,177 shares of Class A Common Stock, which includes: (i) 4,380,426 shares of Class A common stock held directly or indirectly by certain Selling Stockholders; (ii) up to 10,298,583 shares of Class A common stock issuable upon conversion of shares of Class B Common Stock held directly or indirectly by certain Selling Stockholders; (iii) up to 334,893 shares of Class A common stock issuable upon vesting and settlement of restricted stock units held directly or indirectly by certain Selling Stockholders; (iv) up to 13,089 shares of Class A common stock that were issued as shares of restricted stock to a Selling Stockholder and remain subject to vesting; and (v) up to 850,186 shares of Class A common stock issuable upon exercise of stock options held directly or indirectly by certain Selling Stockholders. All of such shares of Class A Common Stock were registered under the 2023 Registration Statement. Accordingly, all registration fees with respect to such shares of Class A Common Stock have been previously paid in connection with the original filing of the 2023 Registration Statement.

(5) Estimated in connection with the original filing of the 2023 Registration Statement solely for the purpose of calculating the amount of registration fee pursuant to Rule 457(c) under the Securities Act. The proposed maximum aggregate offering price of $9.215 is based upon the average of the high and low prices of the shares of Class A Common Stock on The New York Stock Exchange on November 17, 2023.